UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 28, 2019 (June 24, 2019)

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TDOC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 24, 2019, Mala Murthy has accepted the position of Chief Financial Officer of Teladoc Health, Inc. (the “Company”). Gabriel Cappucci, who previously coordinated the Company’s finance activity, will continue as Senior Vice President, Chief Accounting Officer and Controller.

Prior to joining the Company, Ms. Murthy, age 55, was SVP & CFO of the Global Commercial Services Segment of American Express, with responsibility for all aspects of financial management, including financial planning and analysis, M&A and investment and operating expense management, inclusive of integration of legacy business units. Prior to this position, Ms. Murthy held other positions at American Express, including CFO of the OPEN (Small Business) Business Unit. Before joining American Express, Ms. Murthy held various leadership positions with PepsiCo, most notably leading high growth business units with oversight of financial planning and analysis, corporate and international treasury and corporate strategy. She has supported multi-billion-dollar acquisitions and helped develop capital structure and liquidity strategies. Ms. Murthy holds master’s degrees in business administration from the Yale School of Management and the Indian Institute of Management Bangalore.

There are no arrangements or understandings between Ms. Murthy and any other person pursuant to which she was selected as an officer. There are no family relationships between Ms. Murthy and any director or officer of the Company or any other related-party transaction of the Company involving Ms. Murthy.

In connection with her appointment as Chief Financial Officer, Ms. Murthy and the Company entered into a letter agreement that provides for (i) an annual base salary of $425,000, (ii) eligibility to receive an annual bonus targeted at 75% of her annual base salary, with a bonus in respect of 2019 in an amount equal to the greater of her 2019 target annual bonus and her 2019 bonus calculated in accordance with the Company’s executive bonus plan, in each case, pro-rated to reflect her partial year of service, and (iii) incentive equity awards under the Company’s 2017 Inducement Award Plan with an aggregate grant date fair value of approximately $3,000,000, which were issued on June 24, 2019 in the form of 36,882 stock options and 31,872 restricted stock units. The options issued to Ms. Murthy have an exercise price of $62.75, which is the closing price of the Company’s common stock on the date of grant, and vest as to 25% of the underlying shares on the first anniversary of the grant date, and as to the remaining 75% of the underlying shares in 36 equal monthly installments thereafter, subject to Ms. Murthy’s continued service on the applicable vesting date. The restricted stock units issued to Ms. Murthy vest in four equal installments, with the first installment vesting on February 20, 2020 and the next three installments vesting on each of the first three anniversaries of the grant date, subject to Ms. Murthy’s continued service on the applicable vesting date.

In connection with her appointment as Chief Financial Officer, the Company and Ms. Murthy also entered into an executive severance agreement (the “Severance Agreement”). The Severance Agreement provides that in the event Ms. Murthy is terminated by the Company without “cause” or she resigns for “good reason” (each, as defined in the Severance Agreement), in each case, other than within 12 months following a “change of control” (as defined in the Severance Agreement) of the Company, she will be eligible to receive severance payments and benefits of (i) 12 months of continued base salary, (ii) any earned but unpaid annual bonus for the year prior to her termination, (iii) up to 12 months of continued health insurance premiums and (iv) accelerated vesting of her outstanding equity or equity-based awards scheduled to vest based on continued service during the six months following her termination, with any performance-based awards remaining eligible to vest to the extent the performance conditions are satisfied in the six months following the termination, provided that if the termination occurs before August 21, 2019, the accelerated equity vesting described in this clause (iv) will be calculated as if the termination occurred on August 21, 2019. If Ms. Murthy’s qualifying termination of employment occurs within 12 months following a change of control of the Company, she will be eligible to receive the foregoing payments and benefits, except that (i) in lieu of the foregoing equity acceleration, all of her unvested equity and equity-based awards subject to service-based vesting will immediately and fully vest and any performance-based awards will remain eligible to vest to the extent the performance conditions are thereafter satisfied, and (ii) she will also be eligible to receive an additional lump-sum payment equal to 75% of her target annual bonus. Ms. Murthy’s receipt of severance payments and benefits is subject to her timely execution and delivery of a release of claims against the Company and her ongoing compliance with certain restrictive covenants contained in the Severance Agreement.

Ms. Murthy is subject to customary non-compete and non-solicitation provisions during the term of her employment and for a period of 12 months following her termination. Ms. Murthy has also entered into the Company’s standard indemnification agreement.

Item 7.01. Regulation FD.

On June 25, 2019, the Company issued a press release regarding the matter discussed in Item 5.02 of this Current Report. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Teladoc Health, Inc. press release, dated June 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC HEALTH, INC.

Date: June 28, 2019	By:	/s/ Adam C. Vandervoort
	Name:	Adam C. Vandervoort
	Title:	Chief Legal Officer and Secretary